Exhibit 32.02

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the amended Annual report of Pegasi Energy Resources Corporation (the “Company”) on Form 10-K/A for the period ended December 31, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Richard Lindermanis, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to Pegasi Energy Resources Corporation and will be retained by Pegasi Energy Resources Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

Date: August 22, 2011	By:	/s/ RICHARD LINDERMANIS
Richard Lindermanis
Chief Financial Officer